UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

Swarmer, Inc

(Exact name of registrant as specified in its charter)

Delaware	001-43192	93-1378503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4515 Seton Center Pkwy #330, Austin, TX 78759

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 305-3513

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SWMR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Serhii Kupriienko

On June 23, 2026, the Board of Directors (the “Board”) of Swarmer, Inc (the “Company”), following approval and recommendation of the Compensation Committee (the “Committee”) of the Board, approved (i) an increase in the annual base salary for Serhii Kupriienko, the Company’s Chief Executive Officer (Global), from $250,000 to $375,000, with retroactive application to April 1, 2026, and (ii) a target annual bonus of 100% of his annual base salary.

Alexander Fink

On June 23, 2026, the Committee approved (i) an increase in the annual base salary for Alexander Fink, the Company’s Chief Executive Officer (U.S.) and President, from $250,000 to $375,000, with retroactive application to April 1, 2026, and (ii) a target annual bonus of 100% of his annual base salary.

Brooks Ensign

On June 23, 2026, the Committee approved (i) an increase in the annual base salary for Brooks Ensign, the Company’s Chief Financial Officer, from $250,000 to $300,000, with retroactive application to April 1, 2026, and (ii) a target annual bonus of 50% of his annual base salary.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Swarmer, Inc

Date: June 29, 2026	By:	/s/ Alexander Fink
	Name:	Alexander Fink
	Title:	Chief Executive Officer (U.S.) and President